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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60819) and the Registration Statement on Form S-8 (No. 333-20163) of Paxson Communications Corporation and its subsidiaries of our report dated February 12, 1997, except as to Notes 2, 18 and 19, which are as of March 26, 1997, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
March 31, 1997